As filed with the Securities and Exchange Commission on April 22, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIXEL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1176506 (I.R.S. Employer Identification No.)

11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509
(Address of Principal Executive Offices, Including Zip Code and Telephone Number)

2000 NON-OFFICER EQUITY INCENTIVE PLAN

(Full Title of the Plan)

James M. McCluney	Copies to:
President and Chief Executive Officer
VIXEL CORPORATION
11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)	Gregory B. Abbott, Esq. COOLEY GODWARD LLP 5200 Carillon Point Kirkland, Washington 98033-7356 (425) 893-7700

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee

Common Stock, par value $.0015 per share	800,000	$3.58 (2)	$2,864,000	$263.49

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $3.58 based on the average of the high ($3.65) and low ($3.51) sales prices for the Common Stock as reported on the Nasdaq National Market on April 17, 2002.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8/S-3 (FILE NO. 333-39000)

The contents of Registration Statement on Form S-8/S-3 (File No. 333-39000) filed by the Company with the Securities and Exchange Commission on June 9, 2000 are incorporated by reference herein.

Exhibits

Exhibit No	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page).

*99.1	2000 Non-Officer Equity Incentive Plan.

*	Originally filed as an exhibit to Registration Statement on Form S-8/S-3 (File No. 333-39000) filed on June 9, 2000 and incorporated herein by reference.

1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, King County, State of Washington, on April 22, 2002.

VIXEL CORPORATION

By:	/s/ James M. McCluney

James M. McCluney Chief Executive Officer, President and Chairman of the Board of Directors

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. McCluney and Kurtis L. Adams and each of them or any one, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. McCluney James M. McCluney	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	April 22, 2002

/s/ Kurtis L. Adams Kurtis L. Adams	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer (Principal Financial and Accounting Officer)	April 22, 2002

/s/ Robert Q. Cordell II Robert Q. Cordell II	Director	April 22, 2002

/s/ Charles A. Haggerty Charles A. Haggerty	Director	April 22, 2002

/s/ Timothy M. Spicer Timothy M. Spicer	Director	April 22, 2002

/s/ Werner F. Wolfen Werner F. Wolfen	Director	April 22, 2002

EXHIBIT INDEX

Exhibits

Exhibit No	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page).

*99.1	2000 Non-Officer Equity Incentive Plan.

*	Originally filed as an exhibit to Registration Statement on Form S-8/S-3 (File No. 333-39000) filed on June 9, 2000 and incorporated herein by reference.